SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use Of The Commission
Only (as Permitted By Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PINNACLE ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PINNACLE ENTERTAINMENT, INC.

3800 HOWARD HUGHES PARKWAY

LAS VEGAS, NV 89109

April 8, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pinnacle Entertainment, Inc. (the “Company”), to be held at the Four Seasons Hotel at 3960 Las Vegas Boulevard South, Las Vegas, Nevada 89119 on Tuesday, May 4, 2004, at 10:00 a.m. local time.

At the annual meeting, you will be asked to vote on the election of eight directors to serve for the coming year on the Company’s Board of Directors. Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the annual meeting. The Proxy Statement contains important information concerning the directors to be elected at the annual meeting.

Your vote is very important regardless of how many shares you own. We hope you can attend the annual meeting in person. However, whether or not you plan to attend the annual meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the annual meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Daniel R. Lee

Chairman of the Board of Directors

and Chief Executive Officer

PINNACLE ENTERTAINMENT, INC.

3800 HOWARD HUGHES PARKWAY

LAS VEGAS, NEVADA 89109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2004

TO THE STOCKHOLDERS OF PINNACLE ENTERTAINMENT, INC.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle” or the “Company”), will be held on Tuesday, May 4, 2004, at 10:00 a.m. local time, at the Four Seasons Hotel at 3960 Las Vegas Boulevard South, Las Vegas, Nevada 89119 and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to vote on:

1.  The election of eight directors to serve on the Company’s Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified); and

2.  Such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

Information regarding the eight Board nominees is contained in the accompanying Proxy Statement, which you are urged to read carefully.

Only holders of record of the Company’s Common Stock at the close of business on March 31, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Your vote is very important. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Godfrey

Secretary

Las Vegas, Nevada

April 8, 2004

PINNACLE ENTERTAINMENT, INC.

3800 HOWARD HUGHES PARKWAY

LAS VEGAS, NEVADA 89109

PROXY STATEMENT RELATING TO

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 4, 2004

This Proxy Statement is being furnished to the stockholders of Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle” or the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of the Company’s stockholders to be held on Tuesday, May 4, 2004, at 10:00 a.m. local time, at the Four Seasons Hotel at 3960 Las Vegas Boulevard South, Las Vegas, Nevada 89119, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s Common Stock, $0.10 par value per share (“Pinnacle Common Stock”), will be asked to vote upon: (i) the election of eight directors to serve on the Company’s Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified) and (ii) any other business that properly comes before the Annual Meeting.

This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about April 8, 2004. The address of the principal executive offices of the Company is 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of Pinnacle Common Stock at the close of business on March 31, 2004 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 35,508,233 shares of Pinnacle Common Stock outstanding and entitled to vote, held of record by 2,798 stockholders. Pursuant to the Company’s Bylaws, one-third, or 11,836,078, of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote for each share of Pinnacle Common Stock held as of the Record Date.

Voting of Proxies; Votes Required

Stockholders are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted FOR the election of each director nominee listed on the Proxy Card. The Company’s Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting.

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Elections of directors are determined by a plurality of shares of Pinnacle Common Stock represented in person or by proxy and voting at the Annual Meeting.

Abstentions; Broker Non-Votes; Withheld Votes

A stockholder may vote to “abstain” on any other proposals that may properly come before the Annual Meeting. If a stockholder votes to “abstain,” such stockholder’s shares will be considered present at the Annual Meeting for purposes of determining a quorum on all matters and will be considered entitled to vote, but will not be considered to be votes cast with respect to such matters. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered entitled to vote with respect to such matter or matters. Thus, broker non-votes will have no effect on the outcome of the election of directors. In addition, in the election of directors, a stockholder may withhold such stockholder’s vote. Withheld votes will be excluded from the vote and will have no effect on the outcome of such election.

Solicitation of Proxies and Expenses

The Company will bear the cost of the solicitation of proxies from its stockholders in the enclosed form. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of Pinnacle Common Stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses. The estimated total cost for such record holder and broker expenses is $23,000.

ELECTION OF DIRECTORS

At the Annual Meeting, holders of Pinnacle Common Stock will be asked to vote on the election of eight directors who will constitute the full Board of Directors of the Company. The eight nominees receiving the highest number of votes from holders of shares of Pinnacle Common Stock represented and voting at the Annual Meeting will be elected to the Board of Directors. Broker non-votes will not be counted as voting at the meeting and therefore will not have an effect on the election of the nominees listed below. Withheld votes will also have no effect on the election of the nominees.

Each director elected will hold office until the next annual meeting of stockholders (and until his successor shall have been duly elected and qualified). All of the nominees listed below currently serve on the Board of Directors of the Company.

General

Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company (other than arrangements or understandings with any such director, nominee and/or executive officer acting in his capacity as such). See “—Information Regarding the Director Nominees of the Company.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Information Regarding the Director Nominees

The following table lists the persons nominated by the Board of Directors for election as directors of the Company and provides their ages and current positions with the Company. Each of the nominees named below is currently a director of the Company and each was elected at last year’s annual meeting of stockholders, except for Mr. Richard J. Goeglein, who was appointed to the Board of Directors in December 2003 after Ms. Bonnie Reiss tendered her resignation. In addition, Mr. Marlin F. Torguson will not be standing for reelection. Biographical information for each nominee is provided below.

Name	Age	Position with the Company
Daniel R. Lee (a)	47	Chairman of the Board of Directors and Chief Executive Officer
John V. Giovenco (b)(c)	68	Director
Richard J. Goeglein (d)	69	Director
Bruce A. Leslie (b)	53	Director
James L. Martineau (c)(d)	63	Director
Michael Ornest (b)	46	Director
Timothy J. Parrott (a)(c)	56	Director
Lynn P. Reitnouer (a)(d)	71	Director

(a)	Member of the Executive Committee
(b)	Member of the Audit Committee
(c)	Member of the Corporate Governance and Nominating Committee
(d)	Member of the Compensation Committee

Mr. Lee has been the Company’s Chairman of the Board of Directors and Chief Executive Officer since April 2002; owner of LVMR, LLC (developer of casino hotels) from 2001 to 2002; Chief Financial Officer and Senior Vice President of HomeGrocer.Com, Inc. (internet grocery service) from 1999 until the sale of the company in 2000; Chief Financial Officer, Treasurer and Senior Vice President of Finance and Development of Mirage Resorts, Incorporated (major operator and developer of casino resorts) from 1992 to 1999; Director-Equity Research of CS First Boston from 1990 to 1992; and held various positions to Managing Director of Drexel Burham Lambert from 1980 to 1990.

Mr. Giovenco has been one of the Company’s Directors since February 2003; Director, Great Western Financial Corporation from 1983 to 1997; President and Chief Operating Officer, Sheraton Hotels Corporation 1993; Director, Hilton Hotels Corporation from 1980 to 1992; President and Chief Operating Officer, Hilton Gaming Corporation from 1985 to 1992; Executive Vice President-Finance, Hilton Hotels Corporation from 1980 to 1992; Chief Financial Officer, Hilton Hotels Corporation from 1974 to 1985; Chief Financial Officer, Hilton Gaming Corporation from 1972 to 1974; and Partner, Harris, Kerr, Forster, Certified Public Accountants (predecessor firm to PKF International) from 1967 to 1971.

Mr. Goeglein has been one of the Company’s Directors since December 2003 and was a Director of the Company from 1997 to 1998; Owner and Managing Member, Evening Star Hospitality, LLC (acquiror, developer and operator of non-gaming resort properties) since 2002; President and Chief Operating Officer, Holiday Corporation (the parent company of Holiday Inns, Harrah’s Hotels and Casinos, Hampton Inns and Embassy Suites) from 1984 to 1987; Executive Vice President and Director, Holiday Corporation from 1978 to 1984; President and Chief Executive Officer, Harrah’s Hotels and Casinos from 1980 to 1984; and Director, Boomtown, Inc. from 1992 to 1997. Mr. Goeglein served as President from 1997 and Chief Executive Officer from 2000 of Aladdin Gaming, LLC and Aladdin Gaming Holdings, LLC (developer and operator of the Aladdin Resort & Casino in Las Vegas, Nevada), in each case until September 21, 2001; Aladdin Gaming, LLC filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on September 28, 2001.

Mr. Leslie has been one of the Company’s Directors since October 2002; Of Counsel, Beckley, Singleton (law firm) from December 2003 to the present; Partner, Leslie & Campbell (law firm) from 2001 to 2003; Partner, Bernhard & Leslie (law firm) from 1996 to 2001; Partner, Beckley, Singleton from 1986 to 1996; and Partner, Vargas & Bartlett (law firm) from 1979 to 1986.

Mr. Martineau has been one of the Company’s Directors since May 1999; President and Founder, Viracon, Inc. (flat glass fabricator) from 1970 to 1996; Executive Vice President, Apogee Enterprises, Inc. (a glass design and development corporation that acquired Viracon, Inc. in 1973) from 1996 to 1998; Director, Apogee Enterprises, Inc. since 1973; Director, Northstar Photonics (telecommunications business) from 1998 to 2002; Chairman, Genesis Portfolio Partners, LLC (start-up company development) since August 1998; Director, Borgen Systems since 1994; and Trustee, Owatonna Foundation since 1973.

Mr. Ornest has been one of the Company’s Directors since October 1998; private investor since 1983; Director of the Ornest Family Partnership since 1983; Director of the Ornest Family Foundation since 1993; Director of the Toronto Argonauts Football Club from 1988 to 1990; President of the St. Louis Arena and Vice President of the St. Louis Blues Hockey Club from 1983 to 1986; and Managing Director of the Vancouver Canadians Baseball Club, Pacific Coast League from 1979 to 1980.

Mr. Parrott has been one of the Company’s Directors since June 1997; Consultant to the Company from November 1998 to 2001; Chairman of the Board and Chief Executive Officer, On Stage Entertainment (entertainment production company) since October 2000, President, October 2000 to January 2002; Chairman of the Board and Chief Executive Officer, Boomtown, Inc. (gaming operations) from September 1992 to October 1998; President and Treasurer, Boomtown from June 1987 to September 1992; Director, Boomtown, Inc. from 1987 to October 1998; Director, Parrott Investment Company (a family-held investment company with agricultural interests in California) since October 1985, President and Chief Executive Officer from October 1985 to April 1994; and Director, Chronicle Publishing Company from April 1994 to August 2000.

Mr. Reitnouer has been one of the Company’s Directors since 1991; Director, Hollywood Park Operating Company from September 1991 to January 1992; Partner, Crowell Weedon & Co. (stock brokerage) since 1969; Director and Chairman of the Board, COHR, Inc. from 1986 to 1999; Director and Chairman of the Board, Forest Lawn Memorial Parks Association since 1975; and Trustee, University of California Santa Barbara Foundation (and former Chairman) since 1992.

Director Nominations Process

The directors nominated by the Board of Directors for election at the Annual Meeting were recommended by the Corporate Governance and Nominating Committee. Mr. Goeglein, who was appointed to the Board in December 2003 to fill the vacancy created when Ms. Bonnie Reiss resigned from the position, was recommended to be appointed to the Board at that time by the Chief Executive Officer and certain non-management directors of the Company.

The Corporate Governance and Nominating Committee is responsible for identifying, reviewing, and recommending to the Board of Directors qualified individuals to be nominated for election or reelection as directors. Depending on the circumstances, the Corporate Governance and Nominating Committee will consider candidates recommended by Board members, third parties and, to the extent deemed appropriate, director search firms. Before recommending to the Board of Directors a new or incumbent director for election or reelection, the Corporate Governance and Nominating Committee will review his or her qualifications, including capability, availability to serve, conflicts of interest and understanding of the gaming industry. The Board of Directors and the Corporate Governance and Nominating Committee are currently in the process of finalizing and adopting the Company’s Corporate Governance Guidelines, which will further define the Company’s procedures and criteria for evaluating and selecting director nominees, including the committee’s policy with regard to the consideration of director nominees recommended by the Company’s stockholders. The Corporate Governance Guidelines will be available on the Company’s website at www.pnkinc.com by no later than the Annual Meeting. Printed copies of such Corporate Governance Guidelines will also be available upon written request to Investor Relations, Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

Communications with Directors

Stockholders wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Chair of any committee, or the non-management directors as a group about matters of general interest to stockholders are welcome to do so by writing the Company’s Secretary at 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109. The Secretary will forward these communications as directed.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct, a code of ethics that applies to all of the Company’s directors, officers and employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethical Business Conduct is publicly available on the Company’s website at www.pnkinc.com and in print upon written request to Investor Relations, Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109. Any substantive amendments to the Code of Ethical Business Conduct or grant of any waiver to the Chief Executive Officer and the Chief Financial Officer from any provision of the code will be disclosed on the Company’s website or in a report on Form 8-K.

Board Meetings, Board Committees and Director Compensation

The full Board of Directors of the Company had nine formal meetings in 2003 and acted by unanimous written consent on four occasions. During 2003, each incumbent director of the Company, during the period for which he or she was a director, attended at least 75% of the meetings of the Board of Directors and the Committees of the Board on which he or she served.

Although the Company has no formal policy with regard to Board members’ attendance at its annual meetings of stockholders, it is customary for the Company’s directors to attend. All of the Company’s directors attended the Company’s 2003 Annual Meeting of Stockholders.

The Company has a standing Executive Committee, which is chaired by Mr. Lee and currently consists of Messrs. Lee, Reitnouer, and Parrott. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the fullest extent authorized by Delaware law. During 2003, the Executive Committee had two formal meetings and acted by unanimous written consent on ten occasions.

The Company has a standing Audit Committee, which is chaired by Mr. Giovenco and currently consists of Messrs. Giovenco, Ornest and Leslie. Mr. Leslie was appointed to the Audit Committee on March 9, 2004 to replace Ms. Reiss after she resigned from the Company’s Board of Directors. Ms. Reiss served on the Audit Committee from December 23, 2002 to October 21, 2003. Among its functions, the Audit Committee is: (i) to be directly responsible for the appointment, compensation, retention and oversight of the work of any independent public accounting firm engaged to audit the Company’s financial statements or to perform other audit, review or attest services for the Company; (ii) to discuss with the independent auditors their independence; (iii) to review and discuss with the Company’s independent auditors and management the Company’s audited financial statements; and (iv) to recommend to the Company’s Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the previous fiscal year for filing with the SEC.

Messrs. Giovenco, Ornest and Leslie are independent as that term is defined in the New York Stock Exchange’s (“NYSE”) currently applicable listing standards and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Giovenco is an “audit committee financial expert” as defined by SEC rules based upon, among other things, his accounting background and his having served as the chief financial officer of a large public company involved in the gaming industry. The Audit Committee met eight times in 2003.

The Company has a standing Compensation Committee, which is chaired by Mr. Reitnouer and currently consists of Messrs. Reitnouer, Goeglein and Martineau. Mr. Goeglein was appointed to the Compensation Committee on December 12, 2003. Among its functions, the Compensation Committee is: (i) to determine and approve, either as a committee or together with the Company’s other independent directors, the annual salary and other compensation of the Chief Executive Officer; (ii) to provide assistance and recommendations with respect to the compensation policies and practices of the Company; and (iii) to assist with the administration of the Company’s compensation plans. The Compensation Committee met five times in 2003 and acted by unanimous written consent on six occasions.

In 2003, the Company formed a standing Corporate Governance and Nominating Committee, which is chaired by Mr. Giovenco and currently consists of Messrs. Giovenco, Martineau and Parrott. The Corporate Governance and Nominating Committee’s functions are described above under “—Director Nominations Process.” As indicated above, Messrs. Giovenco, Martineau and Parrott are independent as that term is defined in the NYSE’s currently applicable listing standards. The Corporate Governance and Nominating Committee met two times in 2003.

The Board of Directors has previously adopted a written Charter for the Audit Committee. The Board is in the process of finalizing and adopting new written Charters that comply with the Corporate Governance Rules of the NYSE for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, which will be available on the Company’s website at www.pnkinc.com by no later than the Annual Meeting. Printed copies of these documents will also be available upon written request to Investor Relations, Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

Each director holds office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, retirement, resignation or removal from office. Directors are entitled to receive an annual retainer of $30,000 per year plus $1,500 for each live Board meeting and $1,000 for each telephonic Board meeting attended. Mr. Lee does not receive this annual retainer. Members of the Executive Committee (other than Mr. Lee), Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and directors serving on the Company’s Compliance Committee (which monitors the Company’s compliance with gaming laws in the jurisdictions in which it operates) receive an additional $1,000 for each committee meeting attended (whether live or telephonic). Messrs. Leslie, Parrott and Reitnouer currently serve on the Company’s Compliance Committee. Finally, the chair of each such committee (other than Mr. Lee) receives an additional $1,000 per year to serve in such capacity. Each director may elect to receive the amounts described above in cash or in deferred compensation (as cash or stock) under the Company’s Amended and Restated Directors Deferred Compensation Plan as outlined below.

Amended and Restated Directors Deferred Compensation Plan

Participation in the Company’s Amended and Restated Directors Deferred Compensation Plan (the “Directors Plan”) is limited to directors of the Company (other than Mr. Lee), and each eligible director may elect to defer all or a portion of his or her annual retainer and any fees for meetings attended. Any such deferred compensation is credited to a deferred compensation account, either in cash or in shares of Pinnacle Common Stock, at each director’s election. Currently, directors electing to defer their compensation have each elected shares of Pinnacle Common Stock. The only condition to each director’s receipt of shares credited to his deferred compensation account is cessation of such director’s service as a director of the Company. As of the date the director’s compensation would otherwise have been paid, and depending on the director’s election, the director’s deferred compensation account will be credited with either (i) cash, (ii) the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the amount of the director’s compensation for the calendar quarter or month which he elected to defer, by the average of the closing price of Pinnacle Common Stock on the NYSE on the last ten business days of the calendar quarter or month for which such compensation is payable or (iii) a combination of cash and shares of Pinnacle Common Stock as described in clause (i) and (ii) above. Were a director to defer cash compensation, all such amounts credited to the director’s deferred compensation account would bear interest at an amount to be determined from time to time by the Board of Directors.

If a director has elected to receive shares of Pinnacle Common Stock in lieu of his or her retainer and the Company declares a dividend, such director’s deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the dividends which would have been paid on the shares credited to the director’s deferred compensation account by the closing price of Pinnacle Common Stock on the NYSE on the date such dividend was paid. In addition, if the Company declares a dividend payable in shares of Pinnacle Common Stock, the director’s deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Pinnacle Common Stock for such stock dividend.

Participating directors do not have any interest in the cash and/or Pinnacle Common Stock credited to their deferred compensation accounts until distributed in accordance with the Directors Plan, nor do they have any voting rights with respect to such shares until shares credited to their deferred compensation accounts are distributed. The rights of a director to receive payments under the Directors Plan are no greater than the rights of an unsecured general creditor of the Company. Each participating director may elect to have the aggregate amount of cash and shares credited to his or her deferred compensation account distributed to him or her in one lump sum payment or in a number of approximately equal annual installments over a period of time not to exceed fifteen years. The lump sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director’s service as a director of the Company. Prior to the beginning of any calendar year, a director may elect to change the method of distribution of any future interests in cash and/or Pinnacle Common Stock credited to his or her deferred compensation account in such calendar year. However, amounts credited to a director’s account prior to the effective date of any such change may not be affected by such change, but rather will be distributed following the cessation of the director’s service in accordance with the director’s election at the time such amounts were originally credited to the director’s deferred compensation account.

The maximum number of shares of Pinnacle Common Stock that can be issued pursuant to the Directors Plan is 275,000 shares, of which 214,836 have been issued. The Company is not required to reserve or set aside funds or shares of Pinnacle Common Stock for the payment of its obligations pursuant to the Directors Plan. The Company is obligated to make available, as and when required, a sufficient number of shares of Pinnacle Common Stock to meet the needs of the Directors Plan. The shares of Pinnacle Common Stock to be issued under the Directors Plan may be either authorized and unissued shares or reacquired shares. Historically, each time shares are credited to directors’ deferred compensation accounts, the Company has purchased an equal number of shares and deposited them into a separate brokerage account established for the Directors Plan.

Amendment, modification or termination of the Directors Plan may not (i) adversely affect any eligible director’s rights with respect to amounts then credited to his or her account or (ii) accelerate any payments or distributions under the Directors Plan (except with regard to bona fide financial hardships).

Compensation Committee Interlocks and Insider Participation

Messrs. Reitnouer and Martineau served on the Compensation Committee from January 1, 2003 to December 31, 2003. Neither member of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries and neither member has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC relating to compensation committees.

Executive Officers

Executive officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “—Executive Compensation.” The current executive officers of the Company are as follows:

Name	Age	Position with the Company
Daniel R. Lee	47	Chairman of the Board of Directors and Chief Executive Officer

Wade W. Hundley	38	Executive Vice President and Chief Operating Officer

Stephen H. Capp	42	Executive Vice President and Chief Financial Officer

John A. Godfrey	54	Senior Vice President, Secretary and General Counsel

Biographical information for Mr. Lee is provided above. See “—Information Regarding the Director Nominees of the Company.”

Mr. Hundley has served as the Company’s Executive Vice President and Chief Operating Officer since September 2001; Executive Vice President in the Office of the CEO of Harveys Casino Resorts (gaming operations) from December 2000 through July 2001; and Principal, Colony Capital (private equity investment), June 1993 through November 2000.

Mr. Capp has served as the Company’s Executive Vice President and Chief Financial Officer since January 2003; Managing Director, Bear, Stearns & Co. Inc. from 1999 to January 2003; Group Head, BancAmerica Securities’ Latin America debt distribution business from 1997 to 1999; and Managing Director, BancAmerica Securities from 1992 to 1997; Finance Associate followed by Vice President, Security Pacific Merchant Bank from 1989 to 1992.

Mr. Godfrey has served as the Company’s Senior Vice President, Secretary and General Counsel since August 2002; Partner, Schreck Brignone Godfrey (law firm) from January 1997 to August 2002; Partner, Schreck, Jones, Bernhard, Woloson & Godfrey (law firm) from June 1984 to December 1996; Chief Deputy Attorney General, Nevada Attorney General’s Office, Gaming Division from 1983 to 1984; Deputy Attorney General, Nevada Attorney General’s Office, Gaming Division from 1980 to 1983; Deputy State Industrial Attorney for the State of Nevada from 1977 to 1980; Trustee, International Association of Gaming Attorneys (and former President) since October 2000; and Member, Executive Committee of the Nevada State Bar’s Gaming Law Section since June 2002.

Executive Compensation

The following table summarizes the annual and long-term compensation of, and options to purchase Pinnacle Common Stock (“Pinnacle Stock Options”) granted to, the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the 2003 fiscal year (comprised of three current executive officers and one former executive officer who was employed for a portion of 2003) (collectively, the “Named Officers”). None of the Named Officers held stock appreciation rights during the years reported in the table.

Name & Principal Position	Year	Annual Compensation (a)					Long Term Compensation Awards	All Other Compensation ($) (b)
		Salary ($)			Bonus ($)		Securities Underlying Options (#)
Daniel R. Lee Chairman of the Board of Directors and Chief Executive Officer	2003 2002	$ $	600,000 435,616	(c)	$ $	400,000 266,667	0 865,801	$ $	8,326 2,483

Wade W. Hundley Executive Vice President and Chief Operating Officer	2003 2002 2001	$ $ $	400,000 400,000 133,333	(d)	$ $ $	275,000 275,800 85,000	0 200,000 200,000	$ $ $	9,156 2,553 162

Stephen H. Capp Executive Vice President and Chief Financial Officer	2003		$350,000	(e)		$200,000	286,739		$54,469	(f)

John A. Godfrey Senior Vice President, Secretary and General Counsel	2003 2002	$ $	360,000 120,000	(g)	$ $	200,000 60,000	0 250,000	$ $	3,204 414

Bruce C. Hinckley Former Senior Vice President, Chief Financial Officer and Treasurer (through January 11, 2003)	2003 2002 2001	$ $ $	275,000 265,758 250,000	(h)	$ $ $	0 50,000 0	0 40,000 10,000	$ $ $	72,869 5,641 4,121	(i)

(a)	During the fiscal years shown, no Named Officer received perquisite compensation having an aggregate value equal to or in excess of $50,000 or 10% of such Named Officer’s salary and bonus for the applicable fiscal year.
(b)	For Fiscal 2003 includes 401(k) matching contribution, term life insurance premium payments and executive health payments of: Mr. Lee—$1,875, $810 and $5,641; Mr. Hundley—$2,027, $486 and $6,643; Mr. Capp—$0, $540 and 3,929; Mr. Godfrey—$0, $1,242 and $1,962; and Mr. Hinckley—$0, $2,322 and $3,034.

For Fiscal 2002 includes 401(k) matching contribution and term life insurance premium payments of: Mr. Lee—$1,875 and $608; Mr. Hundley—$2,067 and $486; Mr. Godfrey—$0 and $414; and Mr. Hinckley—$3,319 and $2,322.

For Fiscal 2001 includes 401(k) matching contribution and term life insurance premium payments of: Mr. Hundley—$0 and $162; and Mr. Hinckley—$3,776 and $473.

(c)	Mr. Lee was employed by the Company as of April 10, 2002. Reflects proportionate share of his annual salary of $600,000.
(d)	Mr. Hundley was employed by the Company as of September 1, 2001. Reflects the proportionate share of his annual salary of $400,000.
(e)	Mr. Capp was employed by the Company as of January 11, 2003. Reflects proportionate share of his annual salary of $360,000.
(f)	Mr. Capp received a $50,000 relocation bonus in connection with his relocation to Las Vegas, Nevada.
(g)	Mr. Godfrey was employed by the Company as of August 28, 2002. Reflects proportionate share of his annual salary of $360,000.
(h)	Mr. Hinckley was employed by the Company through April 15, 2003. Pursuant to a separation agreement between Mr. Hinckley and the Company, the Company is continuing his salary through April 15, 2004.
(i)	Includes a $50,000 bonus and $17,513 for accrued but unused vacation time, which were paid on or about April 15, 2003 pursuant to the separation agreement noted above.

Equity Compensation Plan Information

The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
	(a)		(b)		(c)
Equity compensation plans approved by security holders
Stock options (1)	3,749,325		$9.11		920,633
Directors plan	78,406	(2)	$11.25	(3)	61,864

Total	3,827,731		$9.15		982,497
Equity compensation plans not approved by security holders (4)	403,915		$8.21		0

Total	4,231,646		$9.06		982,497

(1)	Consists of (i) shares of Pinnacle Common Stock to be issued upon the exercise of options granted pursuant to the Company’s 1993, 1996, 2001 and 2002 stock option plans; (ii) shares of Pinnacle Common Stock to be issued upon the exercise of options granted to members of the Company’s management team and approved by the Company’s stockholders; and (iii) shares of Pinnacle Common Stock to be issued upon the exercise of options granted pursuant to pre-merger stock option plans of Boomtown, Inc. and Casino Magic Corp. that the Company assumed. The Boomtown, Inc. and Casino Magic Corp. stock option plans were approved by the stockholders of Boomtown, Inc. and Casino Magic Corp., respectively, prior to the Company’s acquisition of such companies.
(2)	Consists of shares of Pinnacle Common Stock credited to directors’ deferred compensation accounts to be issued pursuant to the Directors Plan, described under “Amended and Restated Directors Deferred Compensation Plan” above.
(3)	Based on the purchase price of the shares credited to the directors’ deferred compensation accounts.
(4)	Consists of shares of Pinnacle Common Stock to be issued upon the exercise of 86,739 options granted to the Company’s CFO in 2003, 250,801 options granted to the Company’s Chairman and CEO in 2002, 54,375 options granted to current and former executives in 1998 and 12,000 issued to a director in 1996.

Executive Deferred Compensation Plan

The Company has adopted the Executive Deferred Compensation Plan (“Executive Plan”), which allows certain highly compensated employees of the Company and its subsidiaries (each an “Employer”) to defer, on a pre-tax basis, a portion of their base annual salaries, bonuses and cash payments received in consideration of the cancellation of stock options upon a change in control (as defined in the Executive Plan) (“Option Cancellation Payment”). The Executive Plan is administered by the Compensation Committee of the Board of Directors and participation in the Executive Plan is limited to employees who are (i) determined by an Employer to be includable within a select group of employees, (ii) specifically selected by an Employer and (iii) approved by the Compensation Committee. A participating employee may elect to defer up to 75% of his or her base annual salary, up to 100% of his or her bonus per year and up to 100% of his or her Option Cancellation Payment. Any such deferred compensation is credited to a deferral contribution account. A participating employee is at all times fully vested in his or her deferred contributions, as well as any appreciation or depreciation attributable thereto. The Company does not make contributions to the Executive Plan for the benefit of such employees.

For purposes of determining the rate of return credited to a deferral contribution account, each participating employee must select from a list of hypothetical investment funds among which deferred contributions shall be allocated. Although a participating employee’s deferred compensation will not be invested directly in the selected hypothetical investment funds, his or her deferral compensation account shall be adjusted according to the performance of such funds. Although the fund investment alternatives under the Executive Plan are different from those under the Company’s 401(k) plan, the Company does not believe the participants in the Executive Plan are entitled to a preferential return on amounts deferred in relation to the return available to employees generally under the 401(k) plan. The payment of benefits under the Executive Plan is an unsecured obligation of the Company. The Company is not obligated to acquire or hold any investment fund assets.

Participating employees may elect in advance to receive their deferral contribution account balances upon retirement in a lump sum within 30 days of a year-end or in annual payments over five, ten or fifteen years (except that, if an employee’s account balance is less than $50,000, such balance will be paid as a lump sum). A participating employee may make an advance election to defer retirement distributions until age 75. In the event a participating employee dies or suffers a disability (as defined in the Executive Plan) during employment, or in the event of a voluntary or involuntary termination of employment for any reason other than retirement, disability or death, special distribution rules apply.

A participating employee may make an advance election to receive interim lump-sum distributions from a deferral compensation account prior to retirement, but not earlier than three years after the election is made. In the event of a financial emergency (such as a sudden illness or accident, a loss of property due to casualty or other extraordinary and unforeseeable events beyond the employee’s control), a participating employee may petition the Compensation Committee to suspend deferrals and/or to request withdrawal of a portion of the account to satisfy the emergency. A participating employee may request to receive all of his or her account balance, without regard to whether benefits are due or the occurrence of a financial emergency; any distribution made pursuant to such a request shall be subject to forfeiture of 10% of the total account balance and temporary suspension of the employee’s participation in the Executive Plan.

An Employer may terminate, amend or modify the Executive Plan with respect to its participating employees at any time, subject to certain limitations set forth in the Executive Plan. Upon termination of the Executive Plan, all amounts credited to participating employees’ accounts shall be distributed in lump sums.

Options Grants in Last Fiscal Year

The following table summarizes the option grants to Named Officers during the year ended December 31, 2003. No stock appreciation rights have been granted within the past five years or are outstanding. All options granted during 2003 and 2002 were at the closing market price of Pinnacle Common Stock on the day of grant.

	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In The Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
Stephen H. Capp (a)	286,739	38.74%	$6.05	1/11/2013	$1,090,988	$2,764,778

(a)	The options granted to Mr. Capp vest in five equal annual installments beginning on January 11, 2004.

The following table sets forth information with respect to the exercise of Pinnacle Stock Options by Named Officers during the year ended December 31, 2003, and the final year-end value of unexercised Pinnacle Stock Options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Options Value

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (a)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel R. Lee	0	$0	216,450	649,351	$188,312	$564,935
Wade Hundley	0	$0	183,332	216,668	$166,916	$209,834
Stephen H. Capp	0	$0	0	286,739	$0	$937,637
John A. Godfrey	0	$0	50,000	200,000	$115,000	$460,000
Bruce C. Hinckley	0	$0	47,667	0	$22,468	$0

(a)	Based on the closing price of Pinnacle Common Stock on December 31, 2003 of $9.32.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company has entered into a four-year employment agreement with Daniel R. Lee, effective April 10, 2002. Mr. Lee’s annual compensation is $600,000, with annual bonuses of $300,000 based on Mr. Lee’s service to the Company during the applicable year and, in addition, at least $100,000 in targeted bonuses based on performance. Pursuant to the employment agreement, Mr. Lee’s compensation includes grants of options to purchase an aggregate of 865,801 shares of Pinnacle Common Stock at an exercise price of $8.45 (the per share fair market value of Pinnacle Common Stock on the day of the grants). The options vest in four equal annual installments beginning April 10, 2003 and expire on April 10, 2012. The option to purchase 100,000 of such shares is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code under the Company’s 2002 Stock Option Plan. The additional option to purchase 765,801 shares of Pinnacle Common Stock was granted outside of any of the Company’s stock option plans.

If Mr. Lee terminates his employment for good reason (including in the event of a change of control as defined in the employment agreement), or if the Company terminates Mr. Lee without cause, Mr. Lee will (a) so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, (i) receive an annual salary of $900,000 through the end of the employment contract term or, if the balance of the contract term is less than one year, for one year (which amount shall be payable in a lump sum in the event of termination by the Company or by Mr. Lee after a change of control), and (ii) retain his health and disability insurance until the earlier of (x) the end of the contract term or, if the balance of the contract term is less than one year, for one year, and (y) the date on which Mr. Lee obtains health or disability coverage under a plan not maintained by the Company or its subsidiaries, and (b) immediately vest in all Pinnacle Stock Options held by Mr. Lee.

The Company has entered into a four-year employment agreement with Wade W. Hundley, effective March 14, 2003. Mr. Hundley’s annual compensation is $400,000. Under this agreement, subject to the discretion of the Chief Executive Officer and the Board of Directors, Mr. Hundley will also be entitled to earn annual bonuses.

If Mr. Hundley terminates his employment for good reason (other than in the event of a change of control as defined in the employment agreement), or if the Company terminates Mr. Hundley without cause (other than in the event of a change of control as defined in the employment agreement), Mr. Hundley will (a) so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, (i) receive an annual salary of $400,000 through the end of the employment contract term or, if the balance of the contract term is less than one year, for one year (the “Hundley Severance Benefit”), and (ii) retain his health and disability insurance until the earlier of (x) the end of the contract term or, if the balance of the contract term is less than one year, for one year, and (y) the date on which Mr. Hundley obtains health or disability coverage under a plan not maintained by the Company or its subsidiaries, and (b) immediately vest in all Pinnacle Stock Options held by Mr. Hundley. If the Company terminates Mr. Hundley (other than in connection with a change of control), Mr. Hundley will have an affirmative obligation to mitigate the Hundley Severance Benefit. However, if the Company terminates Mr. Hundley, or Mr. Hundley terminates his employment for good reason, in connection with a change of control, Mr. Hundley will be entitled, in lieu of the Hundley Severance Benefit, to a lump sum payment equal to (x) two year’s base salary, plus (y) two times the largest annualized bonus that was paid to Mr. Hundley during the two years preceding the change of control (the “Hundley Change of Control Severance Benefit”). Mr. Hundley will have no obligation to mitigate the Hundley Change of Control Severance Benefit.

The Company has entered into a four-year employment agreement with Stephen H. Capp, effective January 11, 2003. Mr. Capp’s annual compensation is $360,000, with annual bonuses targeted at $180,000 based on Mr. Capp’s service to the Company during the applicable year and, provided that in the first two years of his employment, the annual bonuses will be at least $140,000 per year. The agreement also provided that the Company would pay Mr. Capp’s reasonable relocation expenses as well as a one-time starting and relocation bonus of $50,000. Pursuant to the employment agreement, Mr. Capp’s compensation includes grants of options to purchase an aggregate of 286,739 shares of Pinnacle Common Stock at an exercise price of $6.05 (the per share fair market value of Pinnacle Common Stock on the day of the grants), 200,000 of which options were granted under the Company’s stock option plans. The options vest in five equal annual installments beginning January 11, 2004 and expire on January 11, 2013.

If Mr. Capp terminates his employment for good reason (including in the event of a change of control as defined in the employment agreement), or if the Company terminates Mr. Capp without cause, Mr. Capp will (a) so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, (i) receive an annual salary of $360,000 through the end of the employment contract term (plus unpaid guaranteed bonuses applicable to the first two years of the term of the employment agreement) or, if the balance of the contract term is less than one year, for one year (which amount shall be payable in a lump sum in the event of termination by the Company or by Mr. Capp after a change of control) (the “Capp Severance Benefit”), and (ii) retain his health and disability insurance until the earlier of (x) the end of the contract term or, if the balance of the contract term is less than one year, for one year, and (y) the date on which Mr. Capp obtains health or disability coverage under a plan not maintained by the Company or its subsidiaries, and (b) immediately vest in all Pinnacle Stock Options held by Mr. Capp. If the Company terminates Mr. Capp other than in connection with a change of control, Mr. Capp will have an affirmative obligation to mitigate the Capp Severance Benefit. However, Mr. Capp will have no duty to mitigate the Capp Severance Benefit with respect to two year’s base salary and one year’s guaranteed bonus (to the extent such guaranteed bonuses have not been paid). In addition, if Mr. Capp’s employment is terminated in the middle of the year in connection with a change of control, he will be entitled to any bonus or prorated portion thereof that he would otherwise have been entitled to for such year.

The Company has entered into a five-year employment agreement with John A. Godfrey, effective August 13, 2002. Mr. Godfrey’s annual compensation is $360,000, with annual bonuses targeted at $180,000 based on Mr. Godfrey’s service to the Company during the applicable year. During the first two years of his employment, the annual bonuses will be at least $100,000 per year. Pursuant to the employment agreement, Mr. Godfrey’s compensation includes grants of options to purchase an aggregate of 250,000 shares of Pinnacle Common Stock at an exercise price of $7.02 (the per share fair market value of Pinnacle Common Stock on the day of the grants). The options vest in five equal annual installments beginning August 13, 2003 and expire on August 13, 2012.

If Mr. Godfrey terminates his employment for good reason (including in the event of a change of control as defined in the employment agreement), or if the Company terminates Mr. Godfrey without cause, Mr. Godfrey will (a) so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, (i) receive an annual salary of $360,000 through the end of the employment contract term (plus unpaid guaranteed bonuses applicable to the first two years of the term of the employment agreement) or, if the balance of the contract term is less than one year, for one year (which amount shall be payable in a lump sum in the event of termination by the Company or by Mr. Godfrey after a change of control) (the “Godfrey Severance Benefit”), and (ii) retain his health and disability insurance until the earlier of (x) the end of the contract term or, if the balance of the contract term is less than one year, for one year, and (y) the date on which Mr. Godfrey obtains health or disability coverage under a plan not maintained by the Company or its subsidiaries, and (b) immediately vest in all Pinnacle Stock Options held by Mr. Godfrey. If the Company terminates Mr. Godfrey other than in connection with a change of control, Mr. Godfrey will have an affirmative obligation to mitigate the Godfrey Severance Benefit. However, Mr. Godfrey will have no duty to mitigate the Godfrey Severance Benefit with respect to two year’s base salary and one year’s guaranteed bonus (to the extent such guaranteed bonuses have not been paid). In addition, if Mr. Godfrey’s employment is terminated in middle of the year in connection with a change of control, he will be entitled to any bonus or prorated portion thereof that he would otherwise have been entitled to for such year.

In April 2003, Bruce C. Hinckley terminated his employment with the Company. Under the terms of his separation agreement, Mr. Hinckley’s salary of $275,000 was continued for twelve months after his separation and he received a $100,000 bonus ($50,000 of which was paid prior to the agreement as a 2002 year-end bonus and the other $50,000 of which was paid on Mr. Hinckley’s separation date). In addition, Mr. Hinckley received $17,513 for accrued but unused vacation time. The Company also agreed to continue certain employee health insurance coverage for Mr. Hinckley and his dependents for a period of twelve months from his separation. Mr. Hinckley agreed to provide certain consulting services to the Company upon request and without additional payment except for reimbursement for any reasonable out of pocket expenses. Upon his separation, 12,666 unvested stock options granted to Mr. Hinckley prior to his separation from the Company became vested. The period of time for Mr. Hinckley to exercise his vested options is three years from his separation date.

The Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2003, and the notes thereto.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, the auditors’ responsibilities, any significant issues arising during the audit, and any other matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received written disclosures and the letter from Deloitte regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

SUBMITTED BY THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

John V. Giovenco (Chairman)

Michael Ornest

Bruce A. Leslie

April 6, 2004

On June 17, 2002, the Company engaged Deloitte to act as the Company’s independent auditors. Deloitte replaced Arthur Andersen LLP (“Andersen”), which the Company dismissed on May 28, 2002. The Audit Committee participated in and approved the decision to dismiss Andersen. The reports of Andersen on the financial statements of the Company for the two fiscal years ended December 31, 2000 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2000 and 2001 and through May 28, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on the Company’s financial statements for such periods. During the two fiscal years ended December 31, 2000 and 2001 and through May 28, 2002, there were no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K).

During 2000 and 2001 and the subsequent interim period prior to engaging Deloitte, the Company did not consult with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any subject matter of a disagreement or reportable event with the Company’s former auditors.

Audit and Related Fees

Audit Fees

The aggregate fees billed by Deloitte for professional services in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2003, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, the review of the quarterly period ended December 31, 2003 and in connection with the Company’s prospectus supplements under its Registration Statement on Form S-3 were $633,529.

The aggregate fees billed by Deloitte for professional services in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2002, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002, the review of the quarterly period ended December 31, 2002 and in connection with the Company’s Registration Statement on Form S-3 and the re-audits during 2002 of the Company’s financial statements for the three-year period ended December 31, 2001 were $834,787. Deloitte had not been engaged by the Company at the time the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

Audit-Related Fees

Except as described above, Deloitte did not bill the Company for any fees for assurance or related services rendered in 2003 or 2002 that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The aggregate fees billed by Deloitte for tax compliance and tax advice and planning services rendered in 2003 and 2002 were $291,240 and $110,330, respectively.

All Other Fees

Except as described above, Deloitte did not bill the Company for any fees for any other products or services delivered or rendered in 2003 or 2002.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted formal policies and procedures with regard to the approval of all professional services provided to the Company by Deloitte. Below is a summary of the 2003 policies and procedures.

With regard to “Audit” services, in 2003, the Audit Committee pre-approved the proposed budget for Deloitte’s audit of the Company’s financial statements, plus up to an additional amount for audit services not included in the budget.

With regard to “Audit-Related” services, in 2003, the Audit Committee pre-approved the expenditure of up to a certain amount for services included on a pre-approved list. The Audit Committee’s policy is to use Deloitte only if these services more logically can be performed by the accounting firm than by other qualified accounting firms.

With regard to “Tax” services, in 2003, the Audit Committee pre-approved the expenditure of up to a certain amount for services included on a pre-approved list. The Audit Committee’s policy is to use Deloitte only if these services more logically can be performed by the accounting firm than by other qualified accounting firms.

With regard to “Other” services, in 2003, the Audit Committee pre-approved the expenditure of up to a certain amount for services included on a pre-approved list. The Audit Committee’s policy is to use Deloitte for such services only if it has been determined that (a) Deloitte’s services are “synergistic” and utilizing Deloitte creates efficiencies, minimizes disruption or preserves confidentiality or (b) Deloitte possesses unique or superior qualifications to provide such services. The Audit Committee is able to pre-approve exceptions to this policy.

With respect to each category identified above, a summary of all such services performed and related fees, including a comparison to the applicable pre-approved spending limit, must be reported to the Audit Committee.

Compensation Committee Report on Executive Compensation for Fiscal Year 2003

The Compensation Committee of the Board of Directors, which is composed entirely of independent outside directors, is responsible for determining and approving, either as a committee or together with the Company’s other independent directors, the annual salary and other compensation of the Chief Executive Officer, providing assistance and recommendations with respect to compensation policies and practices of the Company, and assisting with the administration of the Company’s compensation plans.

In order to attract and retain well-qualified key executives, which the Compensation Committee believes is crucial to the Company’s success, the Compensation Committee’s general approach to compensating such executives is to pay cash salaries that are commensurate with the executives’ experience and expertise and, where relevant, are competitive with the salaries paid to key executives in the Company’s industry and primary geographic locations, which are currently casinos in Nevada, Louisiana, Indiana, Mississippi and Argentina and, with respect to the Company’s proposed casinos, Missouri. In addition, to align its key executives’ compensation with the Company’s business strategies, values and management initiatives, both short and long term, the Compensation Committee may, with the Board’s approval, authorize the payment of discretionary bonuses based upon an assessment of each such executive’s contributions to the Company. In general, the Compensation Committee believes that these discretionary bonuses should be related to the Company’s and the executive’s performance, although specific performance criteria have not been established.

On or about the end of each year, the Company’s Chief Executive Officer and Chief Operating Officer prepare a schedule of recommended incentive bonuses for the Company’s fifteen highest-compensated management personnel. Such recommendations are based, among other things, upon (a) the Company’s performance, (b) the performance of the relevant property or division of the Company, (c) the executive’s contribution to the progress of the Company and the relevant property or division, (d) the executive’s compensation history, (e) an evaluation by the Chief Executive Officer and Chief Operating Officer of the efforts expended by the individual towards the furtherance of the corporate goals, (f) an evaluation of the executive’s potential for advancement and value towards the long-term future of the Company and (g) competitive compensation levels. The Compensation Committee reviews each proposed incentive bonus individually with the Chief Executive Officer. After making any adjustments required by the Compensation Committee, such bonuses are generally paid in the first quarter of the following fiscal year.

The Compensation Committee also believes that stock ownership by key executives provides a valuable incentive for such executives and helps align executives’ and stockholders’ interests. The Company has adopted stock option plans to facilitate these objectives. The Compensation Committee believes that the key officers of the Company have provided excellent services and been diligent in their commitment to the Company. The Compensation Committee believes that stock ownership by such officers provides an important incentive for their continued efforts and diligence.

For 2003, Mr. Lee’s annual salary and bonus were $600,000 and $400,000, respectively, both in accordance with the terms of his employment agreement.

April 6, 2004	Compensation Committee

Lynn P. Reitnouer (Chairman) Richard J. Goeglein James L. Martineau

Performance Graph

Set forth below is a graph comparing the cumulative total stockholder return for Pinnacle Common Stock with the cumulative total returns for the Dow Jones Industry Group CNO—Casinos & Gambling (“Dow Jones Casino Index”) and the New York Stock Exchange Market Index (“NYSE Market Index”). The total cumulative return calculations are for the period commencing December 31, 1998 and ending December 31, 2003, and include the reinvestment of dividends. Note that most of the Company’s current management team joined the Company subsequent to December 31, 2001.

COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG THE COMPANY, NYSE MARKET INDEX & DOW JONES CASINO INDEX

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Pinnacle Entertainment, Inc.	$100.00	$269.98	$162.47	$72.58	$83.40	$112.17
Year over Year Percentage Change		169.98%	(39.82)%	(55.33)%	14.91%	34.50%
Dow Jones Casino Index	$100.00	$153.93	$168.31	$185.47	$204.11	$315.63
Year over Year Percentage Change		53.93%	9.34%	10.20%	10.05%	54.64%
NYSE Market Index	$100.00	$109.50	$110.61	$99.31	$79.62	$102.56
Year over Year Percentage Change		9.50%	1.01%	(10.22)%	(19.83)%	28.81%

The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

*	Assumes $100 invested on December 31, 1998 in Pinnacle Common Stock, Dow Jones Casino Index and NYSE Market Index. Total return assumes reinvestment of dividends. Values are as of December 31 of each year.

Certain Relationships and Related Transactions

Daniel R. Lee, the Company’s Chairman and Chief Executive Officer, purchased $500,000 in aggregate principal amount of the Company’s 8.25% senior subordinated notes due 2012 at the same price offered to other purchasers in a private placement the Company consummated in March 2004. After deducting initial purchasers’ discounts and commissions, the Company received $490,625 in net proceeds as a result of Mr. Lee’s purchase of notes.

The Company also reimburses Mr. Lee for his business use of an aircraft he owns at the rate of $500 per hour. The amount of the reimbursements for usage in 2003 is expected to be approximately $40,000.

On July 28, 2003, the Company received court approval of, and on September 12, 2003 the Indiana Gaming Commission approved, the settlement of the shareholder derivative lawsuit filed December 13, 2002, which settlement included a separate agreement and specific mutual release between the Company and R.D. Hubbard, the Company’s Chairman of the Board prior to April 2002. In December 2003, the Company exercised its right to repurchase 1,758,996 shares of its common stock owned by its former Chairman at a purchase price of $10.00 per share, pursuant to a July 1, 2003 agreement between the Company and the former Chairman that was entered into in connection with the settlement. In addition, in December 2003, the Company repurchased an additional 249,990 shares of its common stock at a purchase price of $10.00 per share from a foundation established by the former Chairman. The Company understands that its former Chairman claims ownership of 322,000 unexercised stock options, which have a weighted average exercise price of approximately $10.60 per share. The Company’s extension of the exercise period of the former Chairman’s options beyond May 2002 was made subject to Indiana Gaming Commission approval. To the extent that he is able to obtain shares of the Company’s common stock upon exercise of his options and does not sell them concurrently, the Indiana Gaming Commission could require the Company to purchase those shares at either his cost or their fair market value.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports furnished to the Company during or with respect to the year ended December 31, 2003 pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all required reports on Form 3, Form 4 and Form 5 were timely filed by the Company’s directors, officers and 10% stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the name, number of shares and percent of the outstanding Pinnacle Common Stock beneficially owned as of March 31, 2004 (except where a different date is indicated below) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Pinnacle Common Stock, each director, each Named Officer, and all directors and executive officers as a group. In each instance, except as otherwise indicated, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company. Unless otherwise indicated below, the address of each person or entity listed below is c/o Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, NV 89109.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Outstanding (a)
Columbia Wanger Asset Management, L.P.	2,049,000	(b)	5.8%
Daniel R. Lee	438,800	(c)	1.2%
Michael Ornest	257,562	(d)	*
Wade W. Hundley	223,332	(e)	*
Timothy J. Parrott	100,396	(f)	*
Lynn P. Reitnouer	90,315	(g)	*
Marlin F. Torguson	64,845	(h)	*
Stephen H. Capp	57,347	(i)	*
John A. Godfrey	50,000	(j)	*
John V. Giovenco	47,000	(k)	*
James L. Martineau	32,510	(l)	*
Bruce A. Leslie	27,133	(m)	*
Richard J. Goeglein	—		*
Bruce C. Hinckley	57,667	(n)	*
Current directors and executive officers as a group (12 persons)	1,389,240	(o)	3.9%

*	Less than one percent (1%) of the outstanding common shares.
(a)	Assumes exercise of stock options beneficially owned by the named individual or entity into shares of Pinnacle Common Stock. Based on 35,508,233 shares outstanding as of March 31, 2004.
(b)	WAM Acquisition GP, Inc. (“WAM GP”) is the general partner of Columbia Wanger Asset Management, L.P. (“WAM”), and Columbia Acorn Trust (“Acorn”) is one of WAM’s discretionary clients. Under the Schedule 13G/A filed by WAM, WAM GP and Acorn, WAM GP is reported to have shared voting and dispositive power with respect to all of the shares shown as beneficially owned by WAM. Such Schedule 13G/A states that the shares reported therein have been acquired on behalf of discretionary clients of WAM, including Acorn. Persons other than WAM and WAM GP are entitled to receive all dividends from, and proceeds from the sale of, those shares. Acorn is reported to be the only such person known to be entitled to all dividends from, and all proceeds from the sale of, shares of Pinnacle Common Stock to the extent of more than 5% of the class. Acorn is reported to have shared voting and dispositive power with respect to 1,925,000 of the shares shown as beneficially owned by WAM. WAM, WAM GP and Acorn all have the principal business office address of 227 West Monroe Street, Suite 3000, Chicago, IL 60606.
(c)	Includes 432,900 shares of Pinnacle Common Stock which Mr. Lee has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004.
(d)	Includes 16,200 shares of Pinnacle Common Stock which Mr. Ornest has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004. These shares also include 91,362 shares of Pinnacle Common Stock owned by the Harry and Ruth Ornest Trust, with respect to whose shares Mr. Ornest has beneficial ownership. These shares exclude 70,000 shares of Pinnacle Common Stock owned by the Ornest Family Foundation, as to which Mr. Ornest has no interest.
(e)	Includes 208,332 shares of Pinnacle Common Stock which Mr. Hundley has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004.

(f)	Includes 81,513 shares of Pinnacle Common Stock which Mr. Parrott has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004, including 70,313 options assumed by the Company in connection with the Boomtown merger. Also includes 18,883 shares of Pinnacle Common Stock credited to Mr. Parrott’s deferred compensation account under the Company’s Amended and Restated Directors Deferred Compensation Plan.
(g)	Includes 23,200 shares of Pinnacle Common Stock which Mr. Reitnouer has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004. Also includes 17,115 shares of Pinnacle Common Stock credited to Mr. Reitnouer’s deferred compensation account under the Company’s Amended and Restated Directors Deferred Compensation Plan.
(h)	Includes 34,660 shares of Pinnacle Common Stock which Mr. Torguson has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004, including 23,460 options assumed by the Company in connection with the Casino Magic merger. Also includes 20,856 shares of Pinnacle Common Stock credited to Mr. Torguson’s deferred compensation account under the Company’s Amended and Restated Directors Deferred Compensation Plan.
(i)	Includes 57,347 shares of Pinnacle Common Stock which Mr. Capp has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004.
(j)	Includes 50,000 shares of Pinnacle Common Stock which Mr. Godfrey has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004.
(k)	Includes 2,000 shares of Pinnacle Common Stock which Mr. Giovenco has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004.
(l)	Includes 14,200 shares of Pinnacle Common Stock which Mr. Martineau has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004. Also includes 12,119 shares of Pinnacle Common Stock credited to Mr. Martineau’s deferred compensation account under the Company’s Amended and Restated Directors Deferred Compensation Plan.
(m)	Includes 2,000 shares of Pinnacle Common Stock which Mr. Leslie has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004. Also includes 11,133 shares of Pinnacle Common Stock credited to Mr. Leslie’s deferred compensation account under the Company’s Amended and Restated Directors Deferred Compensation Plan.
(n)	Includes 47,667 shares of Pinnacle Common Stock which Mr. Hinckley has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2004. The information as to the number of shares beneficially owned by Mr. Hinckley is based on the information contained in the proxy statement for the Company’s 2002 annual meeting of stockholders. The Company does not possess more recent information regarding the number of shares beneficially owned by Mr. Hinckley.
(o)	Includes 922,352 shares of Pinnacle Common stock of which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase Pinnacle Common Stock exercisable within 60 days of March 31, 2004. Excluding such shares, the directors and executive officers of the Company have beneficial ownership of 466,888 shares of Pinnacle Common Stock, which represents 1.3% of the shares of Pinnacle Common Stock outstanding as of March 31, 2004. The number of shares shown does not include shares owned by Mr. Hinckley as he was neither a director nor an executive officer of the Company as of March 31, 2004.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP served as the Company’s independent public accountants for the fiscal year ended December 31, 2003 and continues to serve as the Company’s independent public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements if they desire and will be available to respond to questions.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Under the Company’s Bylaws, stockholders who wish to present proposals for action, or to nominate directors, at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of the Company’s Bylaws. The Bylaws currently require that such notice be given not more than 120 days nor less than 90 days prior to the first anniversary of this year’s Annual Meeting (i.e., no earlier than January 4, 2005 and no later than February 3, 2005). If, however, the Company advances the date of the next annual meeting by more than 30 days or delays such date by more than 60 days, notice by the stockholder must be given not earlier than 120 days in advance of such meeting and not after the later of (i) 90 days in advance of such meeting or, (ii) the tenth day following the first public announcement of the date of such meeting. Stockholder notices must contain the information required by Section 1 of Article I of the Company’s Bylaws.

In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by the Secretary of the Company no later than December 9, 2004 if the next annual meeting were held on or near May 4, 2005. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. If the Company does not have notice of a matter to come before the next annual meeting by February 3, 2005 (or, in the event the next annual meeting is held more than 30 days before or 60 days after the anniversary of this Annual Meeting, then by the date described in the preceding paragraph), the Company’s proxy for such meeting will confer discretionary authority to vote for such matter. Further, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s then current Bylaws, as referenced in the preceding paragraph. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS

The Company’s Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report on Executive Compensation,” “The Audit Committee Report” and “Performance Graph” and the Company-operated websites referenced in this proxy statement shall not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR 2003 AND ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2003 TO ANY BENEFICIAL OWNER OF PINNACLE COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO PINNACLE ENTERTAINMENT, INC., 3800 HOWARD HUGHES PARKWAY, LAS VEGAS, NV 89109, ATTENTION: INVESTOR RELATIONS.

PROXY

PINNACLE ENTERTAINMENT, INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

May 4, 2004

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Pinnacle Entertainment, Inc. (the “Company”) and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Daniel R. Lee and John A. Godfrey, or either of them, with full power of substitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2004 Annual Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF THE COMPANY.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(See reverse side)

FOLD AND DETACH HERE

Please mark votes as in this example    ☒

Election of Eight Directors:

FOR ALL ☐	WITHHOLD AUTHORITY FOR ALL ☐	Nominees:	Daniel R. Lee, John V. Giovenco, Richard J. Goeglein Bruce A. Leslie, James L. Martineau, Michael Ornest, Timothy J. Parrott and Lynn P. Reitnouer

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 5, 2004.

Signature                                                                      Dated                                                                      , 2004 Title

Signature if held jointly                                                                                       Dated                              , 2004

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

-FOLD AND DETACH HERE-